EXHIBIT 21.01
SOUTHWEST GAS HOLDINGS, INC.
LIST OF SUBSIDIARIES OF THE REGISTRANT
AT DECEMBER 31, 2021

SUBSIDIARY NAME	STATE OF INCORPORATION OR ORGANIZATION TYPE

Southwest Gas Holdings, Inc.	Delaware
Southwest Gas Utility Group, Inc.	California
Southwest Gas Corporation	California
Utility Financial Corp.	Nevada
The Southwest Companies	Nevada
Southwest Gas Transmission Company	Limited partnership between Southwest Gas Corporation and Utility Financial Corp.

Great Basin Gas Transmission Company	Nevada
MountainWest Pipelines Holding Company	Delaware
Dominion Energy Questar Pipeline, LLC	Utah
QPC Holding Company, LLC	Utah
Questar Southern Trails Pipeline Company	Utah
Questar Energy Services, Inc.	Utah
Dominion Energy Overthrust Pipeline, LLC	Utah
Dominion Energy Questar Pipeline Services, Inc.	Utah
Questar Field Services, LLC	Utah
Questar White River Hub, LLC	Utah
White River Hub, LLC	Delaware
Carson Water Company	Nevada
Centuri Group, Inc.	Nevada
Centuri U.S. Division, Inc.	Nevada
Centuri Oil & Gas Group LLC	Delaware
Oil & Gas Division LLC	Delaware
NPL Construction Co.	Nevada
Southwest Administrators, Inc.	Nevada
NPL East LLC	Delaware
NPL Great Lakes LLC	Delaware
NPL Mid-America LLC	Delaware
NPL West LLC	Delaware
National Barricade LLC	Nevada
Intellichoice Energy, LLC	Delaware
Intellichoice Energy of California, LLC	Delaware
Meritus Oil & Gas Division LLC	Delaware
Canyon Pipeline Construction, Inc.	Nevada
Canyon Traffic Control LLC	Nevada
Canyon Special Projects LLC	Nevada

New England Utility Constructors, Inc.	Massachusetts
Neuco Equipment LLC	Nevada
Centuri Power Group LLC	Delaware
Meritus Electric T&D Division LLC	Delaware
Linetec Services, LLC	Delaware
Electric T&D Division LLC	Delaware
National Powerline LLC	Delaware
Electric T&D Holdings LLC	Delaware
Drum Parent LLC	Delaware
NAPEC Inc.	Delaware
CVTech Holding Inc.	Delaware
Riggs Distler & Company, Inc.	Maryland
VRO Construction Partners 1, LLC	New Jersey
Shelby Mechanical LLC	Delaware
Shelby Plumbing, LLC	New Jersey
Centuri Services Group LLC	Delaware
Services Division LLC	Delaware
Meritus Services Division LLC	Delaware
Centuri Canada Division Inc.	Ontario, Canada
NPL Canada Ltd.	Ontario, Canada
W.S. Nicholls Construction Inc.	Ontario, Canada
W.S. Nicholls Western Construction Ltd.	Federal, Canada